TERMINATION OF LICENSE AND RESEARCH & DEVELOPMENT AGREEMENT

                        Dated the 28th of February, 2001

BETWEEN:

                          PRAXIS PHARMACEUTICALS, INC.,
                     a body corporate incorporated pursuant
                        to the laws of the State of Utah,
                       one of the United States of America
                             and having an office at
                 600 - 595 Hornby Street, Vancouver, BC, Canada
                                   ("Praxis")

                                     - and -

                 FAIRCHILD INTERNATIONAL INC., a body corporate
                      incorporated pursuant to the laws of
            the State of Nevada, one of the United States of America
                             and having an office at
                 600 - 595 Hornby Street, Vancouver, BC, Canada
                                  ("Fairchild")

Definitions:

"Field of Use" means arthritis and topical treatment of dermal wrinkles

"Net Revenue" means all consideration received by Praxis:

                  for the sale or other disposition of Licensed Products;

                  less the following:

                           (A)      all costs incurred by PRAXIS in the
                                    development of Licensed Products, including, without limitation, payments made by PRAXIS to external contractors, and expenses incurred by PRAXIS in connection with obtaining Regulatory Approvals;

                           (B) all costs of direct materials, labour and overhead expenses required in the manufacture and production of Licensed Products;

                           (C) costs incurred by PRAXIS in connection with the marketing, selling and distribution of Licensed Products;
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                           (D)      any tax or government charge (other than an
                                    income tax) levied on the sale,
                                    transportation or delivery of Licensed
                                    Product;

                           (E) trade and quantity discounts or rebates actually allowed and taken; and

                           (F) credits or allowances given or made for rejection or return of previously sold Licensed Products;




1.1 The parties entered into a License and Research & Development Agreement dated 11th May, 1999 ("License and R&D Agreement").

1.2 The parties have agreed to end the License and R&D Agreement by mutual agreement as allowed according to Section 18 of the License and R&D Agreement, with effect from the Commencement Date of this Agreement.

1.3      With effect from the Commencement Date of this Agreement:

         (a) the parties agree that the Licence and R&D Agreement is terminated; and

         (b) each party permanently releases each other party from any actions, suits, causes of action, arbitration, debts, dues, costs, claims, demands, verdicts and judgments, either at law or in equity or arising under statute ("Claims") which but for their entry into this termination, they or any of them have or may have against each other arising from or in connection with the early termination of the Licence and R&D Agreement.

1.4      Each party must:

         (a) use its best efforts to do all things necessary or desirable to give full effect to this termination; and

         (b) refrain from doing anything that might hinder performance of this termination.



1.5 As consideration for efforts made du ring the period of the License and R&D Agreement:

         (a) The parties agree that Praxis Pharmaceuticals Inc. will retain those common shares of Fairchild Inc. assigned to Praxis under the terms of the License and R&D Agreement; and


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         (b)  Praxis will pay to Fairchild 30% of Net Revenues from sales of the agents in the field of use to a maximum of $250,000 over the first three years of sales.



         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                        PRAXIS PHARMACEUTICALS, INC.

                                        Per: /S/ ROBERT SMART
                                            -----------------------------------

                                        Per:
                                            -----------------------------------


                                        FAIRCHILD INTERNATIONAL INC.

                                        Per: /S/ BYRON COX
                                            -----------------------------------

                                        Per:
                                            -----------------------------------